AGREEMENT

          THIS AGREEMENT, dated the 6th day of July, 2009, is made and entered into by and between GRANT HARTFORD CORPORATION, a corporation organized and existing under the laws of the State of Montana, whose mailing address is 619 SW Higgins Avenue, Suite O, Missoula, Montana 59803 (hereinafter referred to as "Grant Hartford") and GARNET RANGE RESOURCES, LLC, a Montana limited liability company, whose mailing address is 21 Garnet 1st Avenue, Drummond, Montana 59832, (herein referred to as "Garnet"), have agreed as follows:

RECITALS:

          WHEREAS, Grant Hartford controls certain patented and unpatented mining claims for the purpose of exploration and development; and

          WHEREAS, Grant Hartford requires the services of a company to provide support services, including, but not limited to, the operation of heavy equipment, the provision of labor and the coordination of project management with regard to the exploration and development of mining claims which it controls; and

          WHEREAS, Garnet can provide to Grant Hartford services in the areas of the operation of heavy equipment, the provision of labor and the coordination of project management; and

          WHEREAS, the parties are willing to enter into an agreement for the provision of such services and such other services as the parties may agree to;

          NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

           1.     Heavy Equipment Rental.     Garnet hereby agrees to rent to Grant Hartford,

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and Grant Hartford hereby agrees to rent from Garnet that certain Caterpillar D8H Dozer, Serial No. 46A18817 and that certain PC 400 LC Komatsu Excavator, Serial No. A85031, on a per-hour basis, at the initial rental rates set forth in Appendix 1 to this agreement. The rental rate shall include an operator, all maintenance, repair and support of the equipment, taxes, insurance and all operating expenses, including fuel, which shall be the responsibility of Garnet to pay.

          2.       Other Services.     All other services provided by Garnet to Grant Hartford, and any revision of the terms of such services or of the terms of the heavy equipment rental referred to in Section 1 above, or the addition of rental equipment, shall be on the basis and terms set out in serially numbered appendices, signed by the parties and which are intended to be attached to the originals of this Agreement held by each of the parties, though the failure to attach said appendices to the said originals shall not affect the enforceability of said appendices.

          3.      Payments To Garnet.     Garnet shall deliver to Grant Hartford from time to time, but in no case less frequently than monthly, invoices for all services performed during the period designated in such invoices, itemizing the services rendered during that period. Grant Hartford shall remit payment within ten (10) calendar days of receipt of each invoice, unless a good-faith dispute exists as to the accuracy of the charges, in which case, Grant Hartford shall pay all charges not disputed and shall provide notice to Garnet in writing of the specific facts upon which Grant Hartford disputes any portion of the invoice. The parties shall meet within ten (10) days thereafter to attempt to resolve the dispute. If the parties cannot resolve the dispute at that meeting, Grant Hartford shall pay the disputed amount of such invoice to a mutually-agreeable party, to be held until the dispute is resolved, whether by mutual agreement, arbitration or court order.

          4.      Employment And Payroll Responsibilities.     Garnet shall be solely responsible for employing and paying all operators, laborers and others engaged by Garnet to perform any services pursuant to this Agreement and shall be solely responsible for all payroll-related costs, including, but not limited to, worker's compensation coverage and unemployment insurance.

          5.      Risks And Responsibilities.     Grant Hartford assumes no liability for property damage, bodily injuries to, or the death of, any person resulting from the operations of Garnet, and Garnet agrees that all such liability shall be Garnet's. Garnet agrees to indemnify and hold Grant Hartford harmless from any damage, loss, cost or liability (including legal fees and the costs of enforcing this provision) arising out of or resulting from any operations conducted by Garnet pursuant to the terms of this Agreement. Grant Hartford agrees to indemnify and hold Garnet harmless for any damage, loss,

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cost or liability (including legal fees and the costs of enforcing this provision) arising out of or resulting from the negligence of Grant Hartford.

          6.      Insurance Requirements.     Each party shall be required to maintain general liability and vehicle liability insurance policies in full force and effect during the life of the Agreement, with single combined policy limits of at least $1,000,000.00.

          7.      Representations And Warranties Of Grant Hartford.     As a material inducement to entering into this Agreement and acknowledging that Garnet is entering into this Agreement in reliance upon the representations and warranties of Grant Hartford set out in this Section 7, Grant Hartford represents and warrants to Garnet as follows:

a.	Incorporation and Power. Grant Hartford is a corporation incorporated and validly subsisting under the laws of the State of Montana.

b.

Due Authorization. Grant Hartford has the corporate power, authority and capacity to enter into this Agreement and all other agreements and addenda to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of Grant Hartford.

c.

Enforceability of Obligations. This Agreement constitutes a valid and binding obligation of Grant Hartford, enforceable against Grant Hartford in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

d.

Absence of Conflicting Agreements. The execution, delivery and performance of this Agreement by Grant Hartford do not and will not result in or constitute a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles of incorporation or by laws of Grant Hartford or of any contract binding upon Grant Hartford.

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          8.      Representations And Warranties Of Garnet.     As a material inducement to entering into this Agreement and acknowledging that Grant Hartford is entering into this Agreement in reliance upon the representations and warranties of Garnet set out in this Section 8, Garnet represents and warrants to Grant Hartford as follows:

a.	Incorporation and Power. Garnet is a limited liability company organized and validly subsisting under the laws of the State of Montana.

b.

Due Authorization. Garnet has the power, authority and capacity to enter into this Agreement and all other agreements and addenda to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary governance actions on the part of Garnet.

c.

Enforceability of Obligations. This Agreement constitutes a valid and binding obligation of Garnet, enforceable against Garnet in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

d.

Absence of Conflicting Agreements. The execution, delivery and performance of this Agreement by Garnet do not and will not result in or constitute a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles of organization or operating agreement of Garnet or of any contract binding upon Garnet.

          9.      Breach Of Agreement And Invocation Of Remedies.     Failure of either party to perform any of said party's obligations under this Agreement shall constitute a default. Should any default by either party continue for five (5) days, the other party may, at such party's option, give the defaulting party written notice of the default or defaults claimed. If all such defaults are not cured within twenty (20) days after the service of said notice, then, without further notice of any kind, the party so giving notice may invoke any and all remedies which such party may have at law, equity or otherwise by statute.

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          10.      Rights And Remedies.     The rights and remedies of any of the parties hereto shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provisions unless specifically so limited herein. Each of the parties confirms that damages at law may not be an adequate remedy for a breach or threatened breach of any provisions hereof and that the breach of any portion of this Agreement will cause irreparable harm and significant injury to the non-breaching party which may be difficult to ascertain. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to nor shall it limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other parties for a breach or threatened breach of any provision hereof, it being the intention by this paragraph to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

          11.      Governing Law.     This agreement has been executed in the State of Montana and shall be deemed to have been drawn in accordance with the law of the State of Montana, to be performed in the County of Missoula, State of Montana, and that proper venue for all judicial actions shall be in the County of Missoula.

          12.      Paragraph Or Section Headings.     Paragraph or section headings are provided for convenience only. In the event of any inconsistency between the paragraph headings and the body of the document, the body of the document shall control.

          13.      Grammatical Construction.     In this Agreement, whenever the context so requires, the masculine gender includes the feminine and/or neuter, the singular number includes the plural, and words importing persons shall include firms or corporations and vice versa.

          14.      Counterparts.     This Agreement may be executed simultaneously in two or more counterparts, all of which together shall constitute one and the same instrument and when so signed shall be deemed to bear the date first written above.

          15.      Successors.     This Agreement shall extend to and be binding upon the heirs, personal representatives, successors and assigns of the parties hereto.

          16.      Warranty Of Authority.     The persons executing and delivering this Agreement on behalf of the parties represent and warrant that each of them is duly authorized to do so and that the execution of this Agreement is the lawful and voluntary act of the parties.

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          17.      Notices.     All notices, consents and demands under this Agreement shall be in writing and may be delivered personally, sent by telegram, telex, air courier or facsimile or may be forwarded by first class pre-paid registered or certified mail to the address for each party set forth above, or to such address as each party may from time to time specify by notice. Any notice delivered or sent by telegraph, telex or facsimile shall be deemed to have been given and received on the business day next following the date of delivery. Any notice mailed as aforesaid shall be deemed to have been given and received on the third business day following the date it is posted; provided that if between the time of mailing and the actual receipt of the notice there shall be a mail strike, slowdown or other labor dispute which might affect delivery of the notice by mails, then the notice shall be effective only if actually delivered.

                     Each party's proper address shall be the address first set forth above, until such party specifies another address written notice to the other party.

          18.      Costs And Attorney's Fees.     In the event that either party institutes legal action for the enforcement of any right, obligation, provision or covenant of this agreement, the prevailing party shall be entitled to a reasonable attorney's fee in addition to costs of suit.

          19.      Time; Waiver Of Breach.     It is agreed by the parties that time is of the essence to this Agreement. The failure of either party to enforce for any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce each and every such provision.

          20.      Modification Of Agreement.     It is expressly understood and agreed by and between the parties hereto that this Agreement may be modified only by a written instrument, which written instrument must be signed by all of the parties to this Agreement.

          21.      Severability.     If any provision of this Agreement, or the application thereof to any person or circumstance, shall for any reasons or to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the remainder of this Agreement, and the application of that provision to other persons or circumstances shall not be affected but, rather, shall be enforced to the extent permitted by law.

          22.      Entire Agreement.     All of the terms and conditions of this Agreement between the parties are contained herein, and NO REPRESENTATIONS OR

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INDUCEMENTS HAVE BEEN MADE OTHER THAN THOSE SPECIFICALLY SET FORTH.

          IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

GRANT HARTFORD CORPORATION	GARNET RANGE RESOURCES. LLC:

By: Eric Sauve, President & CEO	By: Joyce L. Charlton, Managing Member

AGREEMENT	Page 7 of 7

APPENDIX NO. 1
TO AGREEMENT BETWEEN GRANT HARTFORD CORPORATION
AND GARNET RANGE RESOURCES
DATED THE ____DAY OF _________________, 2009

Equipment	Rate Per Hour	Standby Rate
______________________________________________________________________________________________________________________ ______________________________________________________________________________________________________________________ ______________________________________________________________________________________________________________________ ______________________________________________________________________________________________________________________ ______________________________________________________________________________________________________________________ ______________________________________________________________________________________________________________________ ______________________________________________________________________________________________________________________

Standby Conditions:

______________________________________________________________________________________________________________________ ______________________________________________________________________________________________________________________ ______________________________________________________________________________________________________________________ ______________________________________________________________________________________________________________________ ______________________________________________________________________________________________________________________ ______________________________________________________________________________________________________________________ ______________________________________________________________________________________________________________________

GRANT HARTFORD CORPORATION	GARNET RANGE RESOURCES. LLC:

By: Eric Sauve, President & CEO	By: Joyce L. Charlton, Managing Member